Exhibit 10.2

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

AMENDMENT NO. 7

TO

FIRST AMENDED AND RESTATED TRANSACTION DOCUMENT NO. 1
BETWEEN
SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP

AND

INTERNATIONAL BUSINESS MACHINES CORPORATION

1.0          Introduction.

This Amendment No. 7 (herein, “Amendment”) amends the terms and conditions of the First Amended and Restated Transaction Document No. 1 entered into between Service-Master Consumer Services Limited Partnership (“SVM”) and International Business Machines Corporation (“IBM”), effective November 1, 2010, as amended (herein, “Transaction Document No. 1”). TD No. 1 is written under the terms and conditions of the First Amendment and Restated Master Services Agreement between SVM and IBM dated November 1, 2010 (herein, “Agreement”). Any capitalized term not defined in this Amendment shall have the meaning ascribed to it in the Agreement or Transaction Document No. 1. In the event of any inconsistency between the terms of Transaction Document No. 1 and the terms of this Amendment, the terms of this Amendment shall prevail.

2.0          Recitals.

In consideration of the foregoing premises, the mutual covenants contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged, the Parties hereby amend Transaction Document No. 1 as set forth below.

3.0          Effective Date of Amendment.

The effective date of this Amendment is August 1, 2012.

4.0          Term / Termination of Amendment.

The term of this Amendment will begin as of the effective date shown in Section 3.0 above and run concurrently with the Transaction Document Term of Transaction Document No. 1.

5.0          Order of Control.

Except as specifically modified by this Amendment, the terms and conditions of Transaction Document No. 1, including its Schedules, as subsequently amended, shall remain unchanged and shall remain in full force and effect.

6.0          Amended Terms.

6.1       Changes to Schedule A — Schedule A (Definitions) to Transaction Document No. 1 is deleted in its entirety and replaced with Attachment 1 attached hereto and incorporated herein by reference. This change revises the definition of “Pool Percentage” by reducing it from [***] to [***].

6.2       Changes to Schedule D-1 — Schedule D-1 (Service Level Methodology) to Transaction Document No. 1 is deleted in its entirety and replaced with Attachment 2 attached hereto and incorporated herein by reference. This change adjusts the Pool Percentage in Section 3(a)(iii)(B) of Schedule D-1.

6.3       Changes to Schedule D-2 - Schedule D-2 (Service Level Matrix) to Transaction Document No. 1 is deleted in its entirety and replaced with Attachment 3 attached hereto and incorporated herein by reference. [***].

6.4       Changes to Schedule D-3 - Schedule D-3 (Critical Services) to Transaction Document No. 1 is amended by [***].

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their authorized representatives as of the dates set forth below.

Agreed to:		Agreed to:

ServiceMaster Consumer Services Limited Partnership		International Business Machines Corporation

By:	/s/ Beth Phalen	By:	/s/ Eusebio Formoso
Authorized signature		Authorized signature
Name (type or print): Beth Phalen		Name (type or print): Eusebio Formoso
IBM Project Executive

Date: 8/17/12		Date: 8/13/2012

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

ATTACHMENT 1 TO AMENDMENT NO. 7

SCHEDULE A
DEFINITIONS

This is Schedule A, Definitions, to the First Amended and Restated Transaction Document No. 1 to that certain First Amended and Restated Master Services Agreement, dated as of November 1, 2010, between ServiceMaster Consumer Services, L.P. and International Business Machines Corporation.  The following terms used in Transaction Document No. 1 have the meanings indicated below.

A.01 “AAA Rules” means the American Arbitration Association’s Commercial Arbitration Rules.

A.02        “Acceptance Criteria” means the acceptance criteria applicable to each Deliverable provided or developed by Service Provider, including Critical Transformation and Transition Milestones and Projects, as specified by the Parties in accordance with the “Governance and Change Control” Exhibit.

A.03 “ACD Agent” has the meaning set forth in the “Network” section of Schedule E-7.

A.04 [***]

A.05 “Add/Change” has the meaning set forth in the “End User” section of Schedule E-7.

A.06        “Affected Employees” means the individuals listed in the “List of Affected Employees” Schedule, who are employed by a member of the Customer Group prior to the Effective Date and to whom Service Provider or Network Services Provider shall consider for offers of employment pursuant to the “Terms for Affected Employees” Schedule.

A.07        “Allocation of Pool Percentage” means the portion of the Pool Percentage that is specified for any particular CPI in the event of a Service Level Default for such Service Level.  Any such portion shall not exceed [***] of the At Risk Amount.

A.08 “Annual Satisfaction Survey” means the annual survey of Customer designated managers / stakeholders receiving the Services from Service Provider.

A.09 “Application Development Resource Baseline” represents the Resource Baseline for Application Maintenance, Application Development, and the PMO Core Team’s application resources.

A.10 “Application Development Services” has the meaning set forth in the “Application Development and Maintenance” section of Schedule E-7.

A.11 “Application Maintenance Services” has the meaning set forth in the “Application Development and Maintenance” section of Schedule E-7.

A.12 “Arbitration Notice” means a written notice requesting arbitration in accordance with Section 3(a)(iii)(D) of the “Service Level Methodology” Schedule.

A.13        “ARC” means an additional resource charge to Customer by Service Provider pursuant to the ARC/RRC process described in Section 2.4 and Section 2.5 of Schedule E-1 for Resource Unit usage above the ARC Point.

A.14 “ARC Point” means the threshold point Resource Unit consumption must exceed before an ARC will be applied. [***]

A.15        “ARC Rate” means the monetary rate per unit to be charged by Service Provider to Customer for any Resource Unit consumption for each applicable Resource Unit [***] according to the formulas defined in Section 2.4(b) of Schedule E-1.

A.16 “ARC/RRC Measurement Period” means the period of time over which applicable Resource Units are to be measured, to determine the applicability of an ARC or RRC.

A.17 “ARC/RRC Rates” means the ARC Rates and the RRC Rates.

A.18 “At Risk Amount” means, for any month during the Term, [***] of the [***] for such month, which is the amount that Service Provider will have at risk for all Service Level Credits in such month.

A.19 “Base Charges” means all of the recurring monthly Charges described in Section 2.2 of Schedule E-1.

A.20 [***]

A.21 “Baseline Data” means the actual data measured during a Measurement Period [***].

A.22 “Blackberry ID” has the meaning set forth in the “Messaging” section of Schedule E-7.

A.23 [***]

A.24 “BSC” refers to Customer Business Applications for one or more departments or subsidiaries of Customer.

A.25        “Change Control Procedures” means the process and procedures to be followed by Customer and Service Provider in accordance with the “Governance and Change Control” Exhibit when either Party wishes to make a Change to the existing Services.

A.26        “Change Management Procedure” means a detailed procedure describing how operational IT or Service delivery Changes will be made to meet the Customer’s business needs within the accepted timeframes and subject to specific approvals.

A.27 “Change Order Log” means a historical log of Change Orders throughout the Term.

A.28 “Change Threshold” means [***] occurring during a Business Day.

A.29        “Charge Mechanics” means the specific mechanics, formulas or specified rates, such as ARCs, RRCs, rate cards, [***] Pass-Through Charges, out-of-pocket expenses and other specifics used to calculate or govern the Charges.

A.30        “Chargeable Project Work” means Project activities to the extent such performance is (i) requested and approved by Customer as evidenced by a signed Project Work Order, and (ii) are not activities otherwise required to be performed by Service Provider pursuant to its obligations under the Master Agreement.  Service Provider is compensated for Chargeable Project Work as specified in Section 3.2 of Schedule E-1.

A.31        “Charges” Schedule describes the methodology for calculating all of the Charges payable by Customer to Service Provider with respect to the Services that Service Provider shall deliver to Customer pursuant to the Master Agreement.

A.32 “COBRA” means continuation coverage required under Section 4980 of the Internal Revenue Code, Part 6 of Title I of ERISA or applicable state law.

A.33        “Compound Service Level” means a single Service Level that is comprised of two or more independent service metrics, conditions, components or elements which are separately tracked, measured and reported on, and which all together comprise the Compound Service Level.  A Compound Service Level may be a CPI, KPI or GPI.

A.34 “Consulting and Non-IT Projects” means consulting and other non-information technology Projects that are not otherwise included in the Services.

A.35 “Continuation Period” means the period beginning on the Hire Date and ending [***] thereafter.

A.36 “Core Third Party Agreements” means those Proposed Transferred Agreements identified as “core” agreements in the “Third Party Agreements” Schedule.

A.37        “Critical Performance Indicators” or “CPIs” means those Service Levels which are (i) described in the applicable “Service Level Matrix” Schedule as a CPI and (ii) for which a Service Level Credit may be payable.  Each CPI has an Expected Service Level and a Minimum Service Level associated with it, unless otherwise specified.

A.38 “Critical Transition and Transformation Milestone” means a milestone specified in Schedule F-3.

A.39 “Cross-Tower Services” means Services that affect multiple Towers .

A.40 “Customer Authorized User” means a person authorized by Customer to receive Services.

A.41 “Customer Business Applications” means the software applications and their associated databases as listed in the “Customer Business Applications” Schedule.

A.42 “Customer Governance Organization” means the Customer governance organization described in Section 2.2 of the “Governance and Change Control” Exhibit.

A.43 “PMOs” mean the Customer PMO and the Service Provider PMO.

A.44 “Customer PMO” means Customer’s program management office that oversees all Service delivery in accordance with the “Governance and Change Control” Exhibit.

A.45 “Database Instance” has the meaning set forth in the “Server, Storage and Database” section of Schedule E-7.

A.46 [***]

A.47 [***]

A.48 “Deliverable Form” means the form attached as Appendix 4-F to the “Governance and Change Control” Exhibit.

A.49        “Designated CPI” means those CPIs which are designated in the “Service Level Methodology” Schedule as the subject of a Service Level Termination Event pursuant to Section 2(c)(iv) of the “Service Level Methodology” Schedule.

A.50 “Detailed Re-Solution Plan” means a fully detailed written Re-Solution Plan prepared and agreed upon by the Parties as further described in Section 5.3 of Schedule F-1.

A.51 “Detailed Specification Report” means the detailed specification report prepared by Service Provider as part of the Change Control Procedures.

A.52 “Detailed Transformation and Transition Plan” means the detailed written draft of the proposed final Transformation and Transition Plan as further described in Section 3.2(a) of Schedule F-1.

A.53 “Disaster Recovery” has the meaning set forth in the “Disaster Recovery” section of Schedule E-7.

A.54 [***]

A.55 [***]

A.56 “Early Rebadge Fixed Fees” has the meaning set forth in Schedule E-3.

A.57 “Email ID” has the meaning set forth in the “Messaging” section of Schedule E-7.

A.58        “Emergency Change” means an operational change to the environment necessary to maintain continuity of Services prior to providing notice to Customer or obtaining Customer’s approval of such change.

A.59        “Employee Service” means the duration of employment with Customer, its Affiliates or predecessors from an employee’s date of hire with Customer (or its Affiliate or predecessor) until the Hire Date as service with Service Provider.

A.60 “End User Satisfaction Survey” means end-user satisfaction surveys conducted in accordance with the “Governance and Change Control” Exhibit.

A.61        “Enhancement” means a routine, stand alone change or improvement that does not impact a system functionality, that does not require integration testing (but will require testing prior to placing into production), and where the change or improvement can be completed in less than [***].  A branch move will be treated as an Enhancement if less than [***].  Any such change or improvement taking [***] or more is considered a Project.

A.62 “Essential Business Application” are those Customer Business Applications listed in the “Critical Services” Schedule.

A.63 [***]

A.64 “Expected Service Level Default” means a recurring failure of Service Provider to meet the Expected Service Level for the same CPI or KPI [***] during a Service Level Reporting Period.

A.65 “Expected Service Level” means the expected level of performance for a CPI or a KPI, as applicable, as set forth in the applicable “Service Level Matrix” Schedule.

A.66        “General Performance Indicators” or “GPIs” means those Service Levels which are described in the applicable “Service Level Matrix” Schedule as a GPI.  Each General Performance Indicator has a Minimum Service Level associated with it unless otherwise specified.  No Service Level Credits are available in connection with GPIs.

A.67        “Governance and Change Control” means the Exhibit by which Service Provider will provide Customer with the performance reporting for the Services as specified in the “Service Level Agreement” Schedule.

A.68        “Governance Process Functional Responsibilities Matrix” means a process responsibility matrix that details the responsibilities of each of the Parties related to a given process identified in the “Governance and Change Control” Exhibit.

A.69 “Governance Transition Deliverables” are set forth in Appendix 4-A of the “Governance and Change Control” Exhibit.

A.70 “Handset” has the meaning set forth in the “Network” section of Schedule E-7.

A.71 “Help Desk Seat” has the meaning set forth in the “End User” section of Schedule E-7.

A.72        “High Level Transformation and Transition Plan” means an initial high level project plan for the Transformation and Transition Project prepared by Service Provider in accordance with Schedule F-1.

A.73 “High Priority Governance Processes” means those high priority governance processes identified as such in Appendix 4-B of the “Governance and Change Control” Exhibit.

A.74        “Hire Date” means the date on which a Transitioned Employee begins employment with Service Provider.  Except for employees on a Leave of Absence, the Hire Date for the Transitioned Employees will be determined in accordance with the “Transformation and Transition Plan” Schedule.

A.75 “IMAC” has the meaning set forth in the “End User” section of Schedule E-7.

A.76        “Immediate Change” means any proposed Change requested by Customer (i) that is reasonably required to comply with any Customer Law, Customer Compliance Directive or any system or business requirement as requested by Customer that Customer reasonably deems appropriate to avoid a substantial impact to its systems or business, and (b) there is insufficient time to prepare a Change Order for such Change in accordance with normal Change Control Procedures or if the applicable charges (if any) are not agreed to prior to Customer’s requirement to commence work related to such Change.

A.77 “Incident” means an event or issue that may cause interruption or reduction in quality of the Services to an end-user.

A.78 [***]

A.79 [***]

A.80 “Infrastructure Project Resource Baseline” is described in Schedule E-3 and in the “Other” section of Schedule E-7.

A.81 “Install” has the meaning set forth in the “End User” section of Schedule E-7.

A.82 “IP Telephony Port” has the meaning set forth in the “Network” section of Schedule E-7.

A.83 “iSEC” means the Information Security Controls document described in the “Procedures Manual” Exhibit.

A.84        “Issues Management Process” means the issues management process used to track and resolve all Services performance and operational issues and other non-operational issues according to the timeframes indicated in Appendix 4-B and Section 2.4 of the “Governance and Change Control” Exhibit.

A.85 “IT Assets” means Customer’s information technology hardware and Customer’s Software.

A.86        “Key Performance Indicators” or “KPIs” means those Service Levels which are described in the applicable “Service Level Matrix” Schedule as a KPI.  Each Key Performance Indicator has an Expected Service Level and Minimum Service Level associated with it, unless otherwise specified.  No Service Level Credits are available in connection with KPIs.

A.87 [***]

A.88 “Leave of Absence” or “LOA” means an approved leave of absence for short term disability and/or the Family Medical Leave Act pursuant to the Customer Group’s applicable policies.

A.89 “LOA Offer Date” means a date within [***] after any employee on an LOA is removed from leave status.

A.90 [***]

A.91 “Massachusetts Information Security Regulation” means the Massachusetts Standards for the Protection of Personal Information of Residents of the Commonwealth, 201 CMR 17.00-17.04.

A.92 “Measured Applications” are the Customer Business Applications. The “tier” for each Measured Application is listed in the “Customer Business Applications” Schedule.

A.93 [***]

A.94        “Measurement Window” means the periodic evaluation and reporting frequency for each individual Service Level as specified in the applicable “Service Level Matrix” Schedule (e.g., monthly, quarterly, semi-annually, annually).

A.95 [***]

A.96        “Minimum Service Level Default” means a single failure of Service Provider to meet the applicable Minimum Service Level for a specific CPI or KPI in the applicable Measurement Window (e.g., monthly).

A.97 “Minimum Service Level” means the minimum level of performance set forth in the applicable “Service Level Matrix” Schedule with respect to each CPI, KPI or GPI.

A.98        “Monthly Performance Scorecard Report” means the report describing Service Provider’s performance of the Services in the preceding month in accordance with Section 2.5.1(b) of the “Governance and Change Control” Exhibit.

A.99 “Move” has the meaning set forth in the “End User” section of Schedule E-7.

A.100 “Network Printer” has the meaning set forth in the “End User” section of Schedule E-7.

A.101 “Offer Date” means the date agreed to by the Parties in accordance with the “Transformation and Transition Plan” Schedule, except for Customer employees on Leaves of Absence.

A.102 “Operating System Instance” has the meaning set forth in the “Server, Storage and Database” section of Schedule E-7.

A.103      “Operational” means, with respect to a personal computer (including peripherals), and/or an PDA/handheld device, the point in time after which installation and configuration of the unit by Service Provider have occurred and the unit user has expressly acknowledged in writing that the unit has been successfully installed and configured.

A.104 “Patch Management” means the process of receiving, reviewing, installing and tracking software updates issued by a software or hardware provider.

A.105 “PBX Voice Port” has the meaning set forth in the “Network” section of Schedule E-7.

A.106 “PCI” and “PCI DSS” mean the PCI Data Security Standard as published from time to time by the PCI Security Standards Council.

A.107 [***]

A.108 “Personal Computer” has the meaning set forth in the “End User” section of Schedule E-7.

A.109 [***]

A.110      “Pool Percentage” means [***] of the At Risk Amount or, for any period during which one or more Special CPIs has been established by Customer, [***].  For avoidance of doubt, the applicable percentage points shall be apportioned by Customer across the CPIs such that the individual pool percentages shall total an amount not greater than [***], as applicable; provided, that at least [***] shall be allocated across the Special CPIs, if any.

A.111 “PPQA” means product and process quality assurance.

A.112 “Preliminary Specification Report” means the preliminary specification report prepared by Service Provider in accordance with the Change Control Procedures.

A.113 [***]

A.114 “Problem” means the unknown underlying cause of one or more Incidents.

A.115 “Problem Management” means the process by which Problems are identified, communicated, managed, tracked, and resolved.

A.116 “Process Leader” means the lead Service Provider SME.

A.117 “Process Owner” means the designated lead Customer SME.

A.118      “Productive Hours” means the number of productive hours actually worked by a Service Provider employee or Service Provider subcontractor employee, excluding non-productive time (which includes travel, vacation, holiday, training, education, marketing, administrative staff meetings, medical leave and military leave) to provide the Services.  Productive Hours does not include Service Provider internal management time

A.119      “Project” is a group of related, phased activities that may span multiple days, weeks, or months that are documented through written Project Work Orders, which may have defined milestones and Deliverables, are required for Service Provider to perform the Services, and any such change or improvement taking [***] or more is considered a Project.  As part of the Services, Service Provider shall provide the services, functions, responsibilities and materials necessary to manage, perform and complete the Projects that

(a)               are in progress as of the Effective Date, which are described in the “Project” Schedule,

(b)               are approved but not yet in progress as of the Effective Date that are agreed to at that time by the Parties, based upon the approach that they used in agreeing to the Projects described in the preceding clause (a), which are described in the “Project” Schedule, and

(c)               encompass future initiatives, as required to provide the Services.

Service Provider shall report on the level of effort expended on Projects on a weekly basis.

A.120      “Project Change Request” means a Change to a Project requested after a Project Work Order has been approved by Customer.  Any Changes to Projects in progress (as of the Effective Date)must be described in detail and any such Change will be addressed through the Change Control Procedures.

A.121      “Project Initiation and Authorization” process to request project services according to the timeframes indicated in Appendix 4-B and Section 2.4 of in the “Governance and Change Control” Exhibit.

A.122 [***]

A.123 [***]

A.124 “Project Rates” means charges calculated using the hourly rates set forth in Schedule E-6.

A.125 “Project Schedule” refers to a “Project Work Order.”

A.126      “Project Work Order” means the documentation authorizing the specific requirements, including scope, acceptance criteria, milestones, Service Locations, Service Provider’s schedule and pricing commitment for a particular Project (such commitment is referred to as “baselined” in the Service Levels).  A Project Work Order is also referred to operationally as a statement of work for a Project.

A.127 “Proposed Transferred Agreements” means those Managed Agreements identified as “Proposed to be Assumed,” if any, in the “Third Party Agreements” Schedule.

A.128 “RCA” means Root Cause Analysis.

A.129 “Remote Locations” means those locations identified with an “N” in the “IBM on site” column in the “Customer Facilities” Schedule.

A.130      “Required Modification” means a software or hardware update that is required to eliminate a program error, ensure reliability, ensure legal compliance or that is required to enable system compatibility.

A.131 “Re-Solution Milestone” has the meaning set forth in Schedule F-5.

A.132 “Re-Solution Plan” means the plan pursuant to which the Services will be re-solutioned or transitioned to Successor Service Providers, as described in Schedule F.

A.133      “Re-Solution Project” means the Project pursuant to which certain Services will be restructured and certain other Services will be transitioned to Customer or Successor Service Providers, as outlined in the Re-Solution Plan.

A.134      “Resource Baseline” for each applicable category of Service, means that quantity of Resource Units that is included in the monthly Base Charges set forth in Schedule E-3.  The Resource Baselines for each month of the Term are set forth in Schedule E-5.

A.135      “Resource Unit” means, for each applicable Service, the individual unit of resource consumption included in the Resource Baseline and used to calculate adjustments to Base Charges in the form of either an ARC or a RRC, as applicable, for Resource Unit consumption [***] according to the formulas defined in Section 2.4(b) of Schedule E-1.

A.136 “Responsible Executive” has the meaning set forth in Section 2.2.8(a) of the “Governance and Change Control” Exhibit.

A.137 “Retained Expenses” are those expenses and costs for which Customer is financially responsible.

A.138 “Root Cause Analysis” or “RCA” means the process to identify the root cause of Problems and developing a plan for corrective actions.

A.139 “Router” has the meaning set forth in the “Network” section of Schedule E-7.

A.140 “RRC” means a reduced resource credit issued to Customer by Service Provider pursuant to the ARC/RRC process described in Section 2.4 and Section 2.5 of Schedule E-1.

A.141 “RRC Point” means the threshold point at which Resource Unit consumption must be reduced below the Resource Baseline before a RRC will be applied. [***]

A.142      “RRC Rate” means the monetary rate per unit to be credited by Service Provider to Customer for any Resource Unit consumption for each applicable Resource Unit [***] according to the formulas defined in Section 2.4(b) of Schedule E-1.

A.143 “Ruggedized Mobile Device” has the meaning set forth in the “End User” section of Schedule E-7.

A.144 “Senior Executives” means the senior official from each Party (or the Party’s parent company) designated in Section 2.3(c)(iii) of the “Dispute Resolution Procedures” Exhibit.

A.145      “Service Authorization” means a request in the form of a Project Work Order or similar approval for the provision of certain services that authorizes a change in the volume of certain Resource Units which will trigger an ARC or RRC.  For certain non-Project related Resource Units the requirement for a Service Authorization shall be satisfied via the mutually agreed upon process by which end-users are authorized to request a service from Service Provider.

A.146 [***]

A.147      “Service Level Credit” means the financial credits incurred by Service Provider in favor of Customer for Service Level Defaults for CPIs determined in accordance with the provisions of Section 6(a) of the “Service Level Methodology” Schedule.

A.148 “Service Level Default” means a Minimum Service Level Default or Expected Service Level Default.

A.149 “Service Level Improvement Date” means the date beginning [***] after each applicable Service Level Commencement Date.

A.150 “Service Level” Schedule sets forth certain Service Levels against which Service Provider’s performance of the Services will be measured. Also referred to as the “Service Level Matrix.”

A.151 “Service Level Reporting Period” means each [***] beginning on each applicable Service Level Commencement Date and continuing (rolling) monthly throughout the Term. [***]

A.152 “Service Level Termination Event” has the meaning provided in Section 2(c)(iv) of the “Service Level Methodology” Schedule.

A.153 “Service Level Type” are listed in the “Service Level” Schedule.

A.154      “Service Provider Benefit Plans” As of the Hire Date, the Transitioned Employees shall be immediately eligible to participate in all employee benefit savings and defined contribution programs, plans or policies generally maintained for similarly situated employees of Service Provider (as the same may be modified from time to time, “Service Provider Benefit Plans”).

A.155 “Service Provider Governance Organization” means the Service Provider governance organization described in Section 2.2 of the “Governance and Change Control” Exhibit.

A.156      “Service Provider PMO” means the Program Management Office established by Service Provider to oversee all Services (including Services effective as of the Effective Date and Services added after the Effective Date) in accordance with the “Governance and Change Control” Exhibit.

A.157 “Service Request” means a request for assistance or performance in connection with the Services.

A.158 [***]

A.159 “Severity Level” has the meaning set forth in the “Service Level Matrix” Schedule [***].

A.160 “SMEs” means subject matter experts.

A.161 “Special CPI” means a CPI defined by Customer, in accordance with Section 3(a)(iii) of the “Service Level Methodology” Schedule, [***].

A.162 “Storage” has the meaning set forth in the “Server, Storage and Database” section of Schedule E-7.

A.163 “Support” means labor and associated maintenance activities as required for Service Provider to perform or provide the Services, or for Customer to receive the Services.

A.164 “Switch” has the meaning set forth in the “Network” section of Schedule E-7.

A.165 “Telecom Expense Management” has the meaning set forth in the “Network” section of Schedule E-7.

A.166 [***]

A.167 “Thin Client Device” has the meaning set forth in the “End User” section of Schedule E-7.

A.168 “Transformation and Transition Charges” means Service Provider’s Charges for the provision of the Transformation and Transition Services, as set forth in “Pricing” Schedule.

A.169 “Transformation and Transition Project” has the meaning set forth in Section 2.1 of Schedule F-1.

A.170      “Transformation and Transition Project” means the project undertaken by Service Provider to facilitate the transfer of operational responsibility for the Services from Customer and its third party vendors to Service Provider.

A.171      “Transition Management Office” means the TMO established in accordance with the “Governance and Change Control” Exhibit by Service Provider to manage and execute the Transition and Transformation projects necessary for the commencement of the delivery of Services associated with a Transaction Document.

A.172 [***]

A.173      “Transitioned Employees” means all Affected Employees who become Service Provider employees in accordance with the Master Agreement, the “Terms for Affected Employees” Schedule and the “List of Affected Employees” Schedule.

A.174 [***]

A.175 [***]

A.176 [***]

A.177 “Variable Charges” means, collectively, the ARCs/RRCs and Charges attributable to Chargeable Project Work.

A.178 “Voicemail Box” has the meaning set forth in the “Network” section of Schedule E-7.

A.179 “WAN Device” has the meaning set forth in the “Network” section of Schedule E-7.

A.180 “WARN Act” means the Transitioned Employees for compliance with the Worker Adjustment and Retraining Act of 1988, as amended.

A.181      “Web App Project” means customer-facing Web application maintenance, application development and content management related activities for the Customer Business Applications relating to the internet or “world-wide web.”

A.182 [***]

A.183 [***]

A.184 [***]

A.185 “Wireless Access Point” or “WAP” has the meaning set forth in the “Network” section of Schedule E-7.

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

ATTACHMENT 2 TO AMENDMENT NO. 7

SCHEDULE D-1

SERVICE LEVEL METHODOLOGY

This is Schedule D-1, Service Level Methodology, to the First Amended and Restated Transaction Document No. 1 to that certain First Amended and Restated Master Services Agreement, dated as of November 1, 2010, between ServiceMaster Consumer Services, L.P. and International Business Machines Corporation.  Unless otherwise defined herein, capitalized terms have the meanings set forth in the Master Agreement, the “Definitions” Exhibit to the Master Agreement, or the “Definitions” Schedule to the Transaction Document.

1.             General Provisions.

(a)           General.

(i)            The Service Levels measure whether Service Provider is meeting certain agreed, measurable criteria for the Services that Service Provider is contractually committed to provide to Customer.  Service Provider shall monitor, measure, collect, record and report to Customer its performance beginning on each Service Level Commencement Date and thereafter during the Term (including any Termination Assistance Period prior to handover to Customer or Customer’s Successor Service Provider) against all Service Levels then in effect.

(ii)           The “Service Level Matrix” Schedule sets forth certain Service Levels against which Service Provider’s performance of the Services shall be measured.  Service Provider shall perform the Services at or above the levels of performance indicated for CPIs, KPIs and GPIs as set forth in this Schedule D-1 and the applicable “Service Level Matrix” Schedule, and if Service Provider fails to do so and is not otherwise excused from such failure, Service Provider shall take the corrective actions and may be subject to the other remedial measures specified in this Schedule D-1 and the Agreement.

(iii)          Service Provider shall perform the Services that are not subject to expressly defined Service Levels at a level of service that meets or exceeds the greater of [***].

(iv)          Service Provider shall be responsible for, and have in place as of each applicable Service Level Commencement Date, all of the measuring, monitoring and reporting capabilities necessary for measuring, monitoring and reporting Service Provider’s performance against the Service Levels as described in Section 5 below.

(v)           Except as otherwise stated in the applicable “Service Level Matrix” Schedule, all Service Levels shall be measured by Service Provider [***].  Service

Provider shall report to Customer its performance against Service Levels upon the Measurement Window frequency specified for each Service Level in the applicable “Service Level Matrix” Schedule.

(vi)          For a Compound Service Level, satisfaction of each and every metric, condition, component or element is necessary for the satisfaction of the corresponding Service Level.  Customer may create a Compound Service Level from separate, pre-existing Service Levels.  Where a Compound Service Level is created from a number of separate, pre-existing Service Levels, the Allocation of Pool Percentage for such Compound Service Level shall not exceed [***].

(vii)         Service Provider will promptly investigate and remediate all failures associated with Service Levels in accordance with Section 8 below.

(viii)        Service Provider will provide Customer with the performance reporting for the Services as specified in this Schedule D-1, the “Reports” Schedule, and the “Governance and Change Control” Exhibit.

(ix)           Service Provider will minimize recurrences of all performance-related failures for which it is responsible in accordance with Section 8 below.  Service Provider will also be responsible for reporting to Customer any problems, such as outages, that appear likely to result in a failure to meet any Service Level, within [***] of Service Provider becoming aware of any such problem.

(x)            Customer will have the right to receive Service Level Credits and ultimately to terminate the Services notwithstanding any of the aforesaid efforts of Service Provider, if and to the extent such rights accrue in accordance with the Agreement or this Schedule D-1.

(xi)           Customer and Service Provider will each provide a single point of contact for the prompt resolution of all Service Level Defaults and all failures to provide Services to Customer in accordance with the “Service Level Agreement” Schedule and the Agreement.

(b)           Reporting of Performance Measures.

Commencing on the Service Level Commencement Date and continuing throughout the Term, including during any Termination Assistance Period:

(i)            Service Provider shall assemble and create the reports described in the “Reports” Schedule and the “Service Level Agreement” Schedule on the performance of the Services, in order to assist in the effective management of the Services and support the improvement of the Service Levels as described herein.

(ii)           Service Provider shall provide detailed supporting information for each report to Customer in electronic form suitable for use on a personal computer.  In addition, Service Provider shall make such information available to Customer on-line using commonly available technology.  The raw data and detailed supporting information shall be deemed to be Customer Confidential Information, and Customer may access such information on-line at any time during the Term; provided, that IBM may retain a copy of such data solely for its accounting records, subject to the provisions of Section 11 of the Master Agreement.

(iii)          Commencing with the first Service Level Commencement Date, within ten (10) Business Days after the last day of each month during the Term, Service Provider will provide a monthly performance report for CPIs and KPIs that reports various metrics, including:

(A)          Service Provider’s performance against and calculations with respect to each Service Level during the preceding month;

(B)           the Performance Trend/Improvement Report; and

(C)           potential problems of which Service Provider is aware that could reasonably be expected to result in a failure to meet a Service Level and remedial actions including summaries of the reports submitted to Customer in accordance with Service Provider’s obligation to periodically submit Service Level reports and Service Level Credits.

Notwithstanding the above, Service Provider shall only be required to report on GPIs upon the request of Customer, and upon such request, Service Provider shall produce the monthly performance report within ten (10) Business Days.  Service Provider shall only be required to provide within ten (10) Business Days Performance Trend/Improvement Reports on GPIs upon the request of Customer.

(iv)          If any monthly performance report provided by Service Provider to Customer does not have reasonably sufficient detail and accuracy for Customer to determine whether Service Provider achieved or failed to achieve the Expected Service Level and/or Minimum Service Level for each Service Level in the immediately preceding Measurement Window, then Customer may provide written notice thereof to Service Provider, which notice must contain reasonable detail of the deficiencies in the subject monthly performance report.  If within ten (10) days after receiving such a notice Service Provider fails to deliver to Customer a revised or replacement monthly performance report containing reasonably sufficient detail and accuracy for Customer to determine whether Service Provider achieved or failed to achieve a Service Level in the applicable Measurement Window [***].

2.             Service Level Obligations.

(a)           Service Level Obligations.

The metrics, measurement standards, and other pertinent features for CPIs, KPIs and GPIs are described in “Service Level Matrix” Schedule.

(b)           Commencement of Service Level Obligations.

The Parties agree that Service Provider will begin delivering the Services in accordance with the Service Levels as of each applicable Service Level Commencement Date for a particular Service.  Unless otherwise agreed in writing, Service Provider is not accountable for Service Level performance prior to each applicable Service Level Commencement Date.

(c)           Service Level Defaults, Service Level Termination Event, and Excused Performance.

(i)            CPIs, KPIs and GPIs Generally.

The Parties acknowledge and agree that all Service Levels are important to the proper support and operation of Customer’s business.  However, certain of the Service Levels are of particular importance to Customer’s business and are therefore designated as CPIs and KPIs.  Certain of the Service Levels, while important to Customer’s business operations, are less critical to Customer and are designated as GPIs.

(ii)           CPI Service Level Defaults.

Service Provider’s performance that results in a Service Level Default with respect to a CPI (to the extent not excused pursuant to paragraph (v), below) shall:

(A)          entitle Customer to receive a Service Level Credit;

(B)           be escalated to the Operations Oversight Committee; and

(C)           result in Service Provider promptly preparing a formal written recovery plan designed to prevent the reoccurrence of such Service Level Default and, once approved by Customer, Service Provider shall promptly implement at Service Provider’s sole cost, such approved plan.

(iii)          KPI Service Level Defaults.

Service Provider’s performance that results in a Service Level Default with respect to a KPI (to the extent not excused pursuant to paragraph (v), below) shall:

(A)          be escalated to the Operations Oversight Committee; and

(B)           result in Service Provider promptly preparing a formal written recovery plan designed to prevent the reoccurrence of such Service Level Default and, once approved by Customer, Service Provider shall promptly implement at Service Provider’s sole cost, such approved plan.

(iv)          Service Level Termination Events.

A Service Level Termination Event shall be deemed to exist if Service Provider fails to meet the [***] in any Service Level Reporting Period.  [***].  [***]. Customer shall have available to it all of the remedies set forth in the Agreement for the occurrence of a Service Level Termination Event.

(v)           [***]

(d)           [***] [omitted 2 pages]

3.             Additions, Modifications, Deletions and Reclassifications of Service Levels.

[***] [omitted 4 pages]

4.             [***] Service Levels.

(a)           [***] Availability and Dates.

[***]

(b)           [***] Methodology.

[***]

5.             Measuring Tools.

(a)           Commencing on each applicable Service Level Commencement Date, Service Provider shall provide, implement, maintain and utilize the necessary measurement and monitoring tools and procedures required to measure and report on Service Provider’s performance of the Services against the applicable Service Levels.  Service Provider’s measurement and monitoring of Service Level performance shall permit reporting at a level of detail reasonably sufficient to permit Customer to verify compliance with the Service Levels, and shall be subject to audit by Customer pursuant to the Agreement.  Service Provider shall provide Customer with information about and access to such procedures upon request for purposes of verification.

(b)           Notwithstanding the foregoing, any new tools required for new Service Levels added after the Execution Date shall be identified in the Change Order or other documentation approving such new Service Level.  In connection therewith, Service Provider shall be obligated to propose a commercially reasonable measuring tool or methodology for a Service Level, and if it fails to do so, such tool or methodology shall be determined using the dispute resolution procedure set forth in the Agreement.

(c)           If, after the Execution Date or the implementation of tools for new Service Levels or the tools Service Provider is required to implement pursuant to Section 5(a) above for existing Service Levels, one Party desires to use a different measuring tool or methodology for a Service Level, such Party shall request such change through the Change Control Procedures.  If the other Party approves the new measuring tool or methodology, the Parties will reasonably adjust the Service Level measurements to account for any increased or decreased sensitivity in the new measuring tools, provided that if the Parties cannot agree on the required adjustment, either Party may escalate the matter in accordance with the governance procedures set forth in the “Governance and Change Control” Exhibit, and if the dispute is not resolved thereby, the matter shall be resolved in accordance with the Dispute Resolution Procedures.  It is not anticipated that changes in the measuring tools or methodologies will drive changes in Service Levels; rather, the need to collect and accurately reflect the performance data should drive the development or change in measuring tools or methodologies.

6.             Service Level Credits [***].

(a)           Service Level Credit Calculation.

Subject to Section 6(f) below, for each CPI Expected Service Level Default or Minimum Service Level Default, Service Provider shall accrue to Customer a Service Level Credit that will be computed in accordance with the following formula:

Performance Credit = A × B

Where A is the At Risk Amount; and

Where B is  the Allocation of Pool Percentage for the applicable CPI.

For example only, assume that Service Provider fails to meet the Minimum Service Level for a CPI, the At Risk Amount is [***]% of the [***], and the [***] for the month in which the Service Level Default occurred were $[***].  Additionally, assume that the Allocation of Pool Percentage for such CPI is [***]%.  The Performance Credit due to Customer for such Service Level Default would be computed as follows:

A (the At Risk Amount) is $[***] ($[***]  ×  [***]%);

Multiplied by B (the Allocation of Pool Percentage for such CPI), which is [***];

Yields a Performance Credit = $[***]

(b)           Multiple Defaults.

[***]

(c)           Notice of Service Level Credits.

Service Provider shall notify Customer in writing if Customer becomes entitled to a Service Level Credit, which notice shall be provided monthly and shall describe the Service Level Default for the month that is the subject of the monthly CPI report.

(d)           [***]

(e)           Reconciliation of Service Level Credits [***].

Upon occurrence of the events giving rise to a Service Level Credit, Service Provider shall owe a debt to Customer for the applicable Service Level Credit amount.  [***].  Service Provider shall credit to Customer against the next monthly invoice:

(A)          all accrued Service Level Credits [***], and

(B)           all accrued Service Level Credits [***].

If there will be no further invoices, Service Provider will pay the amount of such Service Level Credits to Customer within thirty (30) calendar days.  [***]

(f)            Cumulative Remedies and Waivers.

The exercise by Customer of its rights under this Schedule D-1, including the right to receive Service Level Credits [***], shall be without prejudice to its other rights or remedies under the Agreement or at law or equity, including Customer’s right to claim and collect damages and Customer’s right to terminate the Agreement in whole or in part in accordance with the Agreement.  [***]

(g)           No Liquidated Damages.

Service Level Credits shall not constitute liquidated damages for the corresponding failure to perform, and Customer shall be free to pursue any and all remedies available under the Agreement with respect thereto, provided, that any such credits actually paid by Service Provider to Customer shall be offset against any damages awarded to Customer for claims arising from the corresponding failure to perform.

7.             Annual Review.

Within twelve (12) months after each applicable Service Level Commencement Date, and at least annually thereafter (after all initial Service Level Commencement Dates have passed, the Parties shall agree to synchronize to a single date for future use), or at either Party’s request, Service Provider and Customer will review the Service Levels and any proposed adjustments to them as appropriate pursuant to the Change Control Procedures to reflect any improved performance capabilities associated with advances in the technology and methods used to perform the Services or material changes in volumes and metrics used to determine the Service Levels.  The Parties will also review any other considerations relating to the Service Levels raised by either Party.  As part of this review process, the Parties may jointly:  (a) determine and agree on the addition and/or removal of Service Levels, (b) revise the categorization of Service Levels, and (c) revise the results of the automatic continuous improvement adjustment developed for a particular Service Level pursuant to Section 4 above or improve a particular Service Level not subject to the automatic continuous improvement adjustments of Section 4 above.

8.             Investigation and Correction.

[***]

Service Provider shall promptly investigate and correct each failure to meet the Service Levels (whether or not such failure constitutes a Service Level Default) by:

[***]

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

ATTACHMENT 3 TO AMENDMENT NO. 7

SCHEDULE D-2

SERVICE LEVEL MATRIX

This is Schedule D-2, Service Level Matrix, to the First Amended and Restated Transaction Document No. 1 to that certain First Amended and Restated Master Services Agreement, dated as of November 1, 2010, between ServiceMaster Consumer Services, L.P. and International Business Machines Corporation.  Unless otherwise defined herein, capitalized terms have the meanings set forth in the Master Agreement, the “Definitions” Exhibit to the Master Agreement, or the “Definitions” Schedule to the Transaction Document.

[***] [omitted 9 pages]